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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 30, 1998
                               (November 18, 1998)


                         AMERICAN RETIREMENT CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                 Tennessee                                       01-13031                   62-1674303
----------------------------------------------           -----------------------          --------------------
(State or Other Jurisdiction of Incorporation)           (Commission File Number)         (I.R.S. Employer
                                                                                           Identification No.)

  111 Westwood Place, Suite 402, Brentwood, Tennessee            37027
-----------------------------------------------------          ---------
      (Address of Principal Executive Offices)                 (Zip Code)



       Registrant's telephone number, including area code: (615) 221-2250


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5.  Other Events
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         On November 19, 1998, American Retirement Corporation (the "Company")
and Assisted Living Concepts, Inc. ("ALC") announced that they had entered into a definitive merger agreement (the "Merger Agreement") pursuant to which a newly formed wholly-owned subsidiary of the Company would merge with and into ALC, with ALC as the surviving entity (the "Merger"), and each share of ALC's outstanding common stock ("ALC Common Stock") would be exchanged for 0.85 shares of common stock of the Company ("Company Common Stock"). The consummation of the transactions contemplated by the Merger Agreement is subject to, among other things, the approval of the shareholders of each of the Company and ALC, the parties' ability to account for the Merger as a "pooling of interests," the receipt of certain regulatory approvals, and the expiration or termination of antitrust waiting periods. Following the Merger, ALC would be a wholly-owned subsidiary of the Company.

         Concurrently with the execution of the Merger Agreement, the Company and ALC entered into a Cross Option Agreement (the "Cross Option Agreement") whereby (i) the Company granted to ALC an option to purchase 2,549,333 shares of Company Common Stock at $17.25 per share, exercisable upon the occurrence of certain events, and (ii) ALC granted to the Company an option to purchase 2,583,465 shares of ALC Common Stock at $13.96 per share, exercisable upon the occurrence of certain events.

         On November 18, 1998, certain affiliates of ALC (each, an "ALC Shareholder"), who collectively own approximately 4.8% of the outstanding shares of ALC Common Stock entered into Voting Agreements (each, a "Voting Agreement") with the Company pursuant to which each ALC Shareholder appointed the Company such ALC Shareholder's lawful proxy and attorney-in-fact to vote such ALC Shareholder's ALC Common Stock in favor of the approval of the Merger Agreement and the Merger and against certain transactions involving third parties, and ALC entered into Voting Agreements with certain affiliates of the Company (each a "Company Shareholder"), who collectively own approximately 13.8% of the outstanding shares of the Company Common Stock, pursuant to which each Company Shareholder appointed ALC such Company Shareholder's lawful proxy and attorney-in-fact to vote such Company Common Stock in favor of the approval of the Merger Agreement and the Merger and against certain transactions involving third parties.

         Copies of the Merger Agreement, the Cross Option Agreement, and the form of the Voting Agreement are filed as exhibits hereto. The foregoing descriptions are qualified in their entirety by reference to such exhibits.


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         A copy of the press release issued by the Company and ALC on November
19, 1998 with respect to the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits
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(c)     Exhibits.

        2.1 Agreement and Plan of Merger, dated as of November 18, 1998, among the Company, Merger Sub, and ALC

        2.2 Cross Option Agreement, dated November 18, 1998, between the Company and ALC

        2.3 Form of Shareholder Voting Agreement between the Company and the ALC Shareholders

        99.1     Press release, dated November 19, 1998





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AMERICAN RETIREMENT CORPORATION


Date: November 30, 1998              By:  /s/ W.E. Sheriff
                                         --------------------------------------
                                           W.E. Sheriff
                                           Chairman and Chief Executive Officer







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                                  EXHIBIT INDEX



   No.                              Exhibit
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   2.1     Agreement and Plan of Merger, dated as of November 18, 1998, among the Company, Merger Sub, and ALC

   2.2 Cross Option Agreement, dated November 18, 1998, between the Company and ALC

   2.3 Form of Shareholders Voting Agreement between the Company and the ALC Shareholders

  99.1     Press release, dated November 19, 1998



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